UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 26, 2018

Date of Report (date of earliest event reported)

AirXpanders, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-55781	20-2555438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1047 Elwell Court Palo Alto, CA, 94303

(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 390-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On April 26, 2018, AirXpanders, Inc. (the "Company") entered into the waiver and second amendment to the loan and security agreement (the "Second Amendment") with Oxford Finance LLC ("Oxford"), pursuant to which the Company received waivers of the event of default for the March 31, 2018 noncompliance with a financial covenant, and failure to deliver a timely landlord consent. In connection with the Second Amendment, the Company granted a lien on its intellectual property and issued warrants to Oxford for the purchase of 277,778 shares of its Common Stock with an exercise price of $0.32 per share.

The foregoing descriptions of the Amendment are a summary of the terms and is qualified in its entirety by reference to the Second Amendment, which we expect to file as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"). The Warrants contain representations to support the Company's reasonable belief that each of the recipients of such securities had access to information concerning the Company's operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an "accredited investor" as defined by Rule 501 promulgated under Securties Act.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2018	AIRXPANDERS, INC.

/S/ Scott Murcray
Scott Murcray Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Office
Duly Authorized Officer